                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       FORM 8-K



                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                            Date of Report:  July 24, 1998
                          (Date of earliest event reported)



                             OEC COMPRESSION CORPORATION
                (Exact name of Registrant as specified in its charter)



        Oklahoma                        0-18205                  73-1345732
(State of Incorporation)         (Commission File No.)        (I.R.S Employer
                                                             Identification No.)


2501 Cedar Springs Road
Suite 600
Dallas, Texas                                                            75201
(Address of principal executive offices)                             (Zip Code)



                   Registrant's Telephone Number, Including Area Code
                                    (214) 953-9560



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ITEM 4.   CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

     On July 16, 1998, the executive committee of the board of directors and the audit committee of the registrant determined to engage Arthur Andersen, LLP as its independent auditors for the fiscal year ending December 31, 1998. On July 24, 1998, the registrant orally notified PriceWaterhouseCoopers, LLP ("PWC"); its independent auditor for the fiscal years ending December 31, 1997 and 1996 of this determination and that PWC would not continue to be engaged for the fiscal year ending December 31, 1998. The determination to replace PWC was made by the audit committee and the executive committee of the board of directors of the registrant.

     The reports of PWC for the fiscal years ended December 31, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1997 and 1996 and during the period from December 31, 1997 to July 24, 1998, there were no disagreements between the registrant and PWC concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

ITEM 7.   EXHIBITS

Exhibit No.    Description
-----------    -----------

16.            Letter regarding change in registrant certifying accountants.



                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OEC COMPRESSION CORPORATION


                                        By: /s/ Jack Brannon
                                            ----------------------------------
                                            Jack Brannon, Vice President,
                                            Chief Financial Officer and
                                            Treasurer

Date:  August 7, 1998


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